UNITED STATES
Concise Proxy Voting Guidelines

Benchmark Policy Recommendations
Effective for Meetings on or after February 1, 2022
Published December 14, 2021
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© 2021 | Institutional Shareholder Services and/or its affiliates

U.S. Proxy Voting Guidelines
The policies contained herein are a sampling only of selected key ISS U.S. proxy voting guidelines, and are not intended to be exhaustive. The complete guidelines can be found at:
https://www.issgovernance.com/policy-gateway/voting-policies/
Board of Directors
Voting on Director Nominees in Uncontested Elections
➤
General Recommendation: Generally vote for director nominees, except under the following circumstances (with new nominees1 considered on case-by-case basis):
Independence
Vote against2 or withhold from non-independent directors (Executive Directors and Non-Independent Non-Executive Directors per ISS’ Classification of Directors) when:
➤
Independent directors comprise 50 percent or less of the board;
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The non-independent director serves on the audit, compensation, or nominating committee;
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The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee; or
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The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee.
Composition
Attendance at Board and Committee Meetings: Generally vote against or withhold from directors (except nominees who served only part of the fiscal year3) who attend less than 75 percent of the aggregate of their board and committee meetings for the period for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:
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Medical issues/illness;
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Family emergencies; and
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Missing only one meeting (when the total of all meetings is three or fewer).
In cases of chronic poor attendance without reasonable justification, in addition to voting against the director(s) with poor attendance, generally vote against or withhold from appropriate members of the nominating/governance committees or the full board.

A "new nominee" is a director who is being presented for election by shareholders for the first time. Recommendations on new nominees who have served for less than one year are made on a case-by-case basis depending on the timing of their appointment and the problematic governance issue in question.

In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.

Nominees who served for only part of the fiscal year are generally exempted from the attendance policy.

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U.S. Proxy Voting Guidelines
If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote against or withhold from the director(s) in question.
Overboarded Directors: Generally vote against or withhold from individual directors who:
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Sit on more than five public company boards; or
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Are CEOs of public companies who sit on the boards of more than two public companies besides their own— withhold only at their outside boards4.
Gender Diversity: For companies in the Russell 3000 or S&P 1500 indices, generally vote against or withhold from the chair of the nominating committee (or other directors on a case-by-case basis) at companies where there are no women on the company's board. An exception will be made if there was a woman on the board at the preceding annual meeting and the board makes a firm commitment to return to a gender-diverse status within a year.
This policy will also apply for companies not in the Russell 3000 and S&P 1500 indices, effective for meetings on or after Feb. 1, 2023.
Racial and/or Ethnic Diversity: For companies in the Russell 3000 or S&P 1500 indices, generally vote against or withhold from the chair of the nominating committee (or other directors on a case-by-case basis) where the board has no apparent racially or ethnically diverse members5. An exception will be made if there was racial and/or ethnic diversity on the board at the preceding annual meeting and the board makes a firm commitment to appoint at least one racial and/or ethnic diverse member within a year.
Responsiveness
Vote case-by-case on individual directors, committee members, or the entire board of directors as appropriate if:
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The board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year or failed to act on a management proposal seeking to ratify an existing charter/bylaw provision that received opposition of a majority of the shares cast in the previous year. Factors that will be considered are:
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Disclosed outreach efforts by the board to shareholders in the wake of the vote;
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Rationale provided in the proxy statement for the level of implementation;
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The subject matter of the proposal;
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The level of support for and opposition to the resolution in past meetings;
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Actions taken by the board in response to the majority vote and its engagement with shareholders;
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The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and
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Other factors as appropriate.
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The board failed to act on takeover offers where the majority of shares are tendered;
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At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote.
Vote case-by-case on Compensation Committee members (or, in exceptional cases, the full board) and the Say on Pay proposal if:
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The company’s previous say-on-pay received the support of less than 70 percent of votes cast. Factors that will be considered are:
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The company's response, including:

Although all of a CEO’s subsidiary boards with publicly-traded common stock will be counted as separate boards, ISS will not recommend a withhold vote for the CEO of a parent company board or any of the controlled (˃50 percent ownership) subsidiaries of that parent but may do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.

Aggregate diversity statistics provided by the board will only be considered if specific to racial and/or ethnic diversity.

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U.S. Proxy Voting Guidelines
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Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);
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Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
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Disclosure of specific and meaningful actions taken to address shareholders' concerns;
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Other recent compensation actions taken by the company;
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Whether the issues raised are recurring or isolated;
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The company's ownership structure; and
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Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.
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The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the plurality of votes cast.
Accountability
Problematic Takeover Defenses/Governance Structure
Poison Pills: Vote against or withhold from all nominees (except new nominees1, who should be considered case-by-case) if:
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The company has a poison pill that was not approved by shareholders6. However, vote case-by-case on nominees if the board adopts an initial pill with a term of one year or less, depending on the disclosed rationale for the adoption, and other factors as relevant (such as a commitment to put any renewal to a shareholder vote).
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The board makes a material adverse modification to an existing pill, including, but not limited to, extension, renewal, or lowering the trigger, without shareholder approval; or
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The pill, whether short-term7 or long-term, has a deadhand or slowhand feature.
Classified Board Structure: The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.
Removal of Shareholder Discretion on Classified Boards: The company has opted into, or failed to opt out of, state laws requiring a classified board structure.
Director Performance Evaluation: The board lacks mechanisms to promote accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one-, three-, and five-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s operational metrics and other factors as warranted. Problematic provisions include but are not limited to:
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A classified board structure;
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A supermajority vote requirement;
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Either a plurality vote standard in uncontested director elections, or a majority vote standard in contested elections;
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The inability of shareholders to call special meetings;
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The inability of shareholders to act by written consent;
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A multi-class capital structure; and/or
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A non-shareholder-approved poison pill.

Public shareholders only, approval prior to a company’s becoming public is insufficient.

If the short-term pill with a deadhand or slowhand feature is enacted but expires before the next shareholder vote, ISS will generally still recommend withhold/against nominees at the next shareholder meeting following its adoption.

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U.S. Proxy Voting Guidelines
Unilateral Bylaw/Charter Amendments and Problematic Capital Structures: Generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if the board amends the company's bylaws or charter without shareholder approval in a manner that materially diminishes shareholders' rights or that could adversely impact shareholders, considering the following factors:
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The board's rationale for adopting the bylaw/charter amendment without shareholder ratification;
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Disclosure by the company of any significant engagement with shareholders regarding the amendment;
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The level of impairment of shareholders' rights caused by the board's unilateral amendment to the bylaws/charter;
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The board's track record with regard to unilateral board action on bylaw/charter amendments or other entrenchment provisions;
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The company's ownership structure;
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The company's existing governance provisions;
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The timing of the board's amendment to the bylaws/charter in connection with a significant business development; and
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Other factors, as deemed appropriate, that may be relevant to determine the impact of the amendment on shareholders.
Unless the adverse amendment is reversed or submitted to a binding shareholder vote, in subsequent years vote case-by-case on director nominees. Generally, vote against (except new nominees1, who should be considered case-by-case) if the directors:
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Classified the board;
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Adopted supermajority vote requirements to amend the bylaws or charter; or
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Eliminated shareholders' ability to amend bylaws.
Unequal Voting Rights
Problematic Capital Structure – Newly Public Companies: For 2022, for newly public companies8, generally vote against or withhold from the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company's public offering, the company or its board implemented a multi-class capital structure in which the classes have unequal voting rights without subjecting the multi-class capital structure to a reasonable time-based sunset. In assessing the reasonableness of a time-based sunset provision, consideration will be given to the company’s lifespan, its post-IPO ownership structure and the board’s disclosed rationale for the sunset period selected. No sunset period of more than seven years from the date of the IPO will be considered to be reasonable.
Continue to vote against or withhold from incumbent directors in subsequent years, unless the problematic capital structure is reversed or removed.
Common Stock Capital Structure with Unequal Voting Rights: Starting Feb 1, 2023, generally vote withhold or against directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case), if the company employs a common stock structure with unequal voting rights9.
Exceptions to this policy will generally be limited to:
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Newly-public companies8 with a sunset provision of no more than seven years from the date of going public;
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Limited Partnerships and the Operating Partnership (OP) unit structure of REITs;
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Situations where the unequal voting rights are considered de minimis; or
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The company provides sufficient protections for minority shareholders, such as allowing minority shareholders a regular binding vote on whether the capital structure should be maintained.

Newly-public companies generally include companies that emerge from bankruptcy, SPAC transactions, spin-offs, direct listings, and those who complete a traditional initial public offering.

This generally includes classes of common stock that have additional votes per share than other shares; classes of shares that are not entitled to vote on all the same ballot items or nominees; or stock with time-phased voting rights (“loyalty shares”).

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U.S. Proxy Voting Guidelines
Problematic Governance Structure – Newly Public Companies: For newly public companies8, generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company's public offering, the company or its board adopted the following bylaw or charter provisions that are considered to be materially adverse to shareholder rights:
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Supermajority vote requirements to amend the bylaws or charter;
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A classified board structure; or
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Other egregious provisions.
A reasonable sunset provision will be considered a mitigating factor.
Unless the adverse provision is reversed or removed, vote case-by-case on director nominees in subsequent years.
Management Proposals to Ratify Existing Charter or Bylaw Provisions: Vote against/withhold from individual directors, members of the governance committee, or the full board, where boards ask shareholders to ratify existing charter or bylaw provisions considering the following factors:
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The presence of a shareholder proposal addressing the same issue on the same ballot;
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The board's rationale for seeking ratification;
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Disclosure of actions to be taken by the board should the ratification proposal fail;
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Disclosure of shareholder engagement regarding the board’s ratification request;
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The level of impairment to shareholders' rights caused by the existing provision;
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The history of management and shareholder proposals on the provision at the company’s past meetings;
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Whether the current provision was adopted in response to the shareholder proposal;
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The company's ownership structure; and
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Previous use of ratification proposals to exclude shareholder proposals.
Restrictions on Shareholders’ Rights
Restricting Binding Shareholder Proposals: Generally, vote against or withhold from the members of the governance committee if:
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The company’s governing documents impose undue restrictions on shareholders’ ability to amend the bylaws. Such restrictions include but are not limited to: outright prohibition on the submission of binding shareholder proposals or share ownership requirements, subject matter restrictions, or time holding requirements in excess of SEC Rule 14a-8. Vote against or withhold on an ongoing basis.
Submission of management proposals to approve or ratify requirements in excess of SEC Rule 14a-8 for the submission of binding bylaw amendments will generally be viewed as an insufficient restoration of shareholders' rights. Generally continue to vote against or withhold on an ongoing basis until shareholders are provided with an unfettered ability to amend the bylaws or a proposal providing for such unfettered right is submitted for shareholder approval.
Problematic Audit-Related Practices
Generally vote against or withhold from the members of the Audit Committee if:
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The non-audit fees paid to the auditor are excessive;
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The company receives an adverse opinion on the company’s financial statements from its auditor; or
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There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.
Vote case-by-case on members of the Audit Committee and potentially the full board if:

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U.S. Proxy Voting Guidelines
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Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence, and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether withhold/against votes are warranted.
Problematic Compensation Practices
In the absence of an Advisory Vote on Executive Compensation (Say on Pay) ballot item or in egregious situations, vote against or withhold from the members of the Compensation Committee and potentially the full board if:
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There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
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The company maintains significant problematic pay practices; or
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The board exhibits a significant level of poor communication and responsiveness to shareholders.
Generally, vote against or withhold from the Compensation Committee chair, other committee members, or potentially the full board if:
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The company fails to include a Say on Pay ballot item when required under SEC provisions, or under the company’s declared frequency of say on pay; or
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The company fails to include a Frequency of Say on Pay ballot item when required under SEC provisions.
Generally vote against members of the board committee responsible for approving/setting non-employee director compensation if there is a pattern (i.e. two or more years) of awarding excessive non-employee director compensation without disclosing a compelling rationale or other mitigating factors.
Problematic Pledging of Company Stock:
Vote against the members of the committee that oversees risks related to pledging, or the full board, where a significant level of pledged company stock by executives or directors raises concerns. The following factors will be considered:
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The presence of an anti-pledging policy, disclosed in the proxy statement, that prohibits future pledging activity;
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The magnitude of aggregate pledged shares in terms of total common shares outstanding, market value, and trading volume;
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Disclosure of progress or lack thereof in reducing the magnitude of aggregate pledged shares over time;
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Disclosure in the proxy statement that shares subject to stock ownership and holding requirements do not include pledged company stock; and
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Any other relevant factors.
Climate Accountability
For companies that are significant greenhouse gas (GHG) emitters, through their operations or value chain10, generally vote against or withhold from the incumbent chair of the responsible committee (or other directors on a case-by-case basis) in cases where ISS determines that the company is not taking the minimum steps needed to understand, assess, and mitigate risks related to climate change to the company and the larger economy.
For 2022, minimum steps to understand and mitigate those risks are considered to be the following. Both minimum criteria will be required to be in compliance:
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Detailed disclosure of climate-related risks, such as according to the framework established by the Task Force on Climate-related Financial Disclosures (TCFD), including:
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Board governance measures;
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Corporate strategy;

For 2022, companies defined as “significant GHG emitters” will be those on the current Climate Action 100+ Focus Group list.

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U.S. Proxy Voting Guidelines
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Risk management analyses; and
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Metrics and targets.
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Appropriate GHG emissions reduction targets.
For 2022, “appropriate GHG emissions reductions targets” will be any well-defined GHG reduction targets. Targets for Scope 3 emissions will not be required for 2022 but the targets should cover at least a significant portion of the company’s direct emissions. Expectations about what constitutes “minimum steps to mitigate risks related to climate change” will increase over time.
Governance Failures
Under extraordinary circumstances, vote against or withhold from directors individually, committee members, or the entire board, due to:
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Material failures of governance, stewardship, risk oversight11, or fiduciary responsibilities at the company;
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Failure to replace management as appropriate; or
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Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.
Voting on Director Nominees in Contested Elections
Vote-No Campaigns
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General Recommendation: In cases where companies are targeted in connection with public “vote-no” campaigns, evaluate director nominees under the existing governance policies for voting on director nominees in uncontested elections. Take into consideration the arguments submitted by shareholders and other publicly available information.
Proxy Contests/Proxy Access
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General Recommendation: Vote case-by-case on the election of directors in contested elections, considering the following factors:
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Long-term financial performance of the company relative to its industry;
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Management’s track record;
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Background to the contested election;
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Nominee qualifications and any compensatory arrangements;
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Strategic plan of dissident slate and quality of the critique against management;
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Likelihood that the proposed goals and objectives can be achieved (both slates); and
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Stock ownership positions.
In the case of candidates nominated pursuant to proxy access, vote case-by-case considering any applicable factors listed above or additional factors which may be relevant, including those that are specific to the company, to the nominee(s) and/or to the nature of the election (such as whether there are more candidates than board seats).

Examples of failure of risk oversight include but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; demonstrably poor risk oversight of environmental and social issues, including climate change; significant adverse legal judgments or settlement; or hedging of company stock.

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U.S. Proxy Voting Guidelines
Other Board-Related Proposals
Independent Board Chair
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General Recommendation: Generally vote for shareholder proposals requiring that the board chair position be filled by an independent director, taking into consideration the following:
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The scope and rationale of the proposal;
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The company's current board leadership structure;
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The company's governance structure and practices;
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Company performance; and
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Any other relevant factors that may be applicable.
The following factors will increase the likelihood of a “for” recommendation:
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A majority non-independent board and/or the presence of non-independent directors on key board committees;
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A weak or poorly-defined lead independent director role that fails to serve as an appropriate counterbalance to a combined CEO/chair role;
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The presence of an executive or non-independent chair in addition to the CEO, a recent recombination of the role of CEO and chair, and/or departure from a structure with an independent chair;
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Evidence that the board has failed to oversee and address material risks facing the company;
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A material governance failure, particularly if the board has failed to adequately respond to shareholder concerns or if the board has materially diminished shareholder rights; or
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Evidence that the board has failed to intervene when management’s interests are contrary to shareholders' interests.
Shareholder Rights & Defenses
Shareholder Ability to Act by Written Consent
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General Recommendation: Generally vote against management and shareholder proposals to restrict or prohibit shareholders' ability to act by written consent.
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Generally vote for management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:
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Shareholders' current right to act by written consent;
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The consent threshold;
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The inclusion of exclusionary or prohibitive language;
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Investor ownership structure; and
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Shareholder support of, and management's response to, previous shareholder proposals.
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Vote case-by-case on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:
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An unfettered12 right for shareholders to call special meetings at a 10 percent threshold;
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A majority vote standard in uncontested director elections;
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No non-shareholder-approved pill; and

"Unfettered" means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 prior to the next annual meeting.

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U.S. Proxy Voting Guidelines
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An annually elected board.
Shareholder Ability to Call Special Meetings
➤
General Recommendation: Vote against management or shareholder proposals to restrict or prohibit shareholders’ ability to call special meetings.
Generally vote for management or shareholder proposals that provide shareholders with the ability to call special meetings taking into account the following factors:
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Shareholders’ current right to call special meetings;
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Minimum ownership threshold necessary to call special meetings (10 percent preferred);
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The inclusion of exclusionary or prohibitive language;
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Investor ownership structure; and
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Shareholder support of, and management’s response to, previous shareholder proposals.
Virtual Shareholder Meetings
➤
General Recommendation: Generally vote for management proposals allowing for the convening of shareholder meetings by electronic means, so long as they do not preclude in-person meetings. Companies are encouraged to disclose the circumstances under which virtual-only13 meetings would be held, and to allow for comparable rights and opportunities for shareholders to participate electronically as they would have during an in-person meeting.
Vote case-by-case on shareholder proposals concerning virtual-only meetings, considering:
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Scope and rationale of the proposal; and
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Concerns identified with the company’s prior meeting practices.
Capital/Restructuring
Common Stock Authorization
General Authorization Requests
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General Recommendation: Vote case-by-case on proposals to increase the number of authorized shares of common stock that are to be used for general corporate purposes.
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If share usage (outstanding plus reserved) is less than 50% of the current authorized shares, vote for an increase of up to 50% of current authorized shares.
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If share usage is 50% to 100% of the current authorized, vote for an increase of up to 100% of current authorized shares.
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If share usage is greater than current authorized shares, vote for an increase of up to the current share usage.
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In the case of a stock split, the allowable increase is calculated (per above) based on the post-split adjusted authorization.
Generally vote against proposed increases, even if within the above ratios, if the proposal or the company’s prior or ongoing use of authorized shares is problematic, including, but not limited to:

Virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively using technology without a corresponding in-person meeting.

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U.S. Proxy Voting Guidelines
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The proposal seeks to increase the number of authorized shares of the class of common stock that has superior voting rights to other share classes;
➤
On the same ballot is a proposal for a reverse split for which support is warranted despite the fact that it would result in an excessive increase in the share authorization;
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The company has a non-shareholder approved poison pill (including an NOL pill); or
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The company has previous sizeable placements (within the past 3 years) of stock with insiders at prices substantially below market value, or with problematic voting rights, without shareholder approval.
However, generally vote for proposed increases beyond the above ratios or problematic situations when there is disclosure of specific and severe risks to shareholders of not approving the request, such as:
➤
In, or subsequent to, the company's most recent 10-K filing, the company discloses that there is substantial doubt about its ability to continue as a going concern;
➤
The company states that there is a risk of imminent bankruptcy or imminent liquidation if shareholders do not approve the increase in authorized capital; or
➤
A government body has in the past year required the company to increase its capital ratios.
For companies incorporated in states that allow increases in authorized capital without shareholder approval, generally vote withhold or against all nominees if a unilateral capital authorization increase does not conform to the above policies.
Specific Authorization Requests
➤
General Recommendation: Generally vote for proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with transaction(s) (such as acquisitions, SPAC transactions, private placements, or similar transactions) on the same ballot, or disclosed in the proxy statement, that warrant support. For such transactions, the allowable increase will be the greater of:
➤
twice the amount needed to support the transactions on the ballot, and
➤
the allowable increase as calculated for general issuances above.
Mergers and Acquisitions
➤
General Recommendation: Vote case-by-case on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
➤
Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction, and strategic rationale.
➤
Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
➤
Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.
➤
Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.
➤
Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented

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U.S. Proxy Voting Guidelines
in the "ISS Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.
➤
Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.
Compensation
Executive Pay Evaluation
Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:
➤
Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;
➤
Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;
➤
Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);
➤
Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;
➤
Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors is reasonable and does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.
Advisory Votes on Executive Compensation—Management Proposals (Say-on-Pay)
➤
General Recommendation: Vote case-by-case on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.
Vote against Advisory Votes on Executive Compensation (Say-on-Pay or “SOP”) if:
➤
There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
➤
The company maintains significant problematic pay practices;
➤
The board exhibits a significant level of poor communication and responsiveness to shareholders.
Vote against or withhold from the members of the Compensation Committee and potentially the full board if:
➤
There is no SOP on the ballot, and an against vote on an SOP would otherwise be warranted due to pay-for-performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;
➤
The board fails to respond adequately to a previous SOP proposal that received less than 70 percent support of votes cast;

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➤
The company has recently practiced or approved problematic pay practices, such as option repricing or option backdating; or
➤
The situation is egregious.
Primary Evaluation Factors for Executive Pay
Pay-for-Performance Evaluation
ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the S&P1500, Russell 3000, or Russell 3000E Indices14, this analysis considers the following:
1.
Peer Group15 Alignment:
➤
The degree of alignment between the company's annualized TSR rank and the CEO's annualized total pay rank within a peer group, each measured over a three-year period.
➤
The rankings of CEO total pay and company financial performance within a peer group, each measured over a three-year period.
➤
The multiple of the CEO's total pay relative to the peer group median in the most recent fiscal year.
2.
Absolute Alignment16– the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years – i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.
If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of companies outside the Russell indices, a misalignment between pay and performance is otherwise suggested, our analysis may include any of the following qualitative factors, as relevant to an evaluation of how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:
➤
The ratio of performance- to time-based incentive awards;
➤
The overall ratio of performance-based compensation to fixed or discretionary pay;
➤
The rigor of performance goals;
➤
The complexity and risks around pay program design;
➤
The transparency and clarity of disclosure;
➤
The company's peer group benchmarking practices;
➤
Financial/operational results, both absolute and relative to peers;
➤
Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);
➤
Realizable pay17 compared to grant pay; and
➤
Any other factors deemed relevant.
Problematic Pay Practices
The focus is on executive compensation practices that contravene the global pay principles, including:
➤
Problematic practices related to non-performance-based compensation elements;

The Russell 3000E Index includes approximately 4,000 of the largest U.S. equity securities.

The revised peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group, and company's selected peers' GICS industry group, with size constraints, via a process designed to select peers that are comparable to the subject company in terms of revenue/assets and industry, and also within a market-cap bucket that is reflective of the company's market cap. For Oil, Gas & Consumable Fuels companies, market cap is the only size determinant.

Only Russell 3000 Index companies are subject to the Absolute Alignment analysis.

ISS research reports include realizable pay for S&P1500 companies.

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➤
Incentives that may motivate excessive risk-taking or present a windfall risk; and
➤
Pay decisions that circumvent pay-for-performance, such as options backdating or waiving performance requirements.
Problematic Pay Practices related to Non-Performance-Based Compensation Elements
Pay elements that are not directly based on performance are generally evaluated case-by-case considering the context of a company's overall pay program and demonstrated pay-for-performance philosophy. Please refer to ISS' U.S. Compensation Policies FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:
➤
Repricing or replacing of underwater stock options/SARS without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);
➤
Extraordinary perquisites or tax gross-ups;
➤
New or materially amended agreements that provide for:
➤
Excessive termination or CIC severance payments (generally exceeding 3 times base salary and average/target/most recent bonus);
➤
CIC severance payments without involuntary job loss or substantial diminution of duties ("single" or "modified single" triggers) or in connection with a problematic Good Reason definition;
➤
CIC excise tax gross-up entitlements (including "modified" gross-ups);
➤
Multi-year guaranteed awards that are not at risk due to rigorous performance conditions;
➤
Liberal CIC definition combined with any single-trigger CIC benefits;
➤
Insufficient executive compensation disclosure by externally-managed issuers (EMIs) such that a reasonable assessment of pay programs and practices applicable to the EMI's executives is not possible;
➤
Any other provision or practice deemed to be egregious and present a significant risk to investors.
Options Backdating
The following factors should be examined case-by-case to allow for distinctions to be made between “sloppy” plan administration versus deliberate action or fraud:
➤
Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;
➤
Duration of options backdating;
➤
Size of restatement due to options backdating;
➤
Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and
➤
Adoption of a grant policy that prohibits backdating and creates a fixed grant schedule or window period for equity grants in the future.
Compensation Committee Communications and Responsiveness
Consider the following factors case-by-case when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:
➤
Failure to respond to majority-supported shareholder proposals on executive pay topics; or
➤
Failure to adequately respond to the company's previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:
➤
Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);
➤
Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
➤
Disclosure of specific and meaningful actions taken to address shareholders’ concerns;
➤
Other recent compensation actions taken by the company;
➤
Whether the issues raised are recurring or isolated;

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The company's ownership structure; and
➤
Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.
Equity-Based and Other Incentive Plans
Please refer to ISS' U.S. Equity Compensation Plans FAQ document for additional details on the Equity Plan Scorecard policy.
➤
General Recommendation: Vote case-by-case on certain equity-based compensation plans18 depending on a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an "Equity Plan Scorecard" (EPSC) approach with three pillars:
➤
Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company's estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:
➤
SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and
➤
SVT based only on new shares requested plus shares remaining for future grants.
➤
Plan Features:
➤
Quality of disclosure around vesting upon a change in control (CIC);
➤
Discretionary vesting authority;
➤
Liberal share recycling on various award types;
➤
Lack of minimum vesting period for grants made under the plan;
➤
Dividends payable prior to award vesting.
➤
Grant Practices:
➤
The company’s three-year burn rate relative to its industry/market cap peers;
➤
Vesting requirements in CEO's recent equity grants (3-year look-back);
➤
The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);
➤
The proportion of the CEO's most recent equity grants/awards subject to performance conditions;
➤
Whether the company maintains a sufficient claw-back policy;
➤
Whether the company maintains sufficient post-exercise/vesting share-holding requirements.
Generally vote against the plan proposal if the combination of above factors indicates that the plan is not, overall, in shareholders' interests, or if any of the following egregious factors ("overriding factors") apply:
➤
Awards may vest in connection with a liberal change-of-control definition;
➤
The plan would permit repricing or cash buyout of underwater options without shareholder approval (either by expressly permitting it—for NYSE and Nasdaq listed companies—or by not prohibiting it when the company has a history of repricing—for non-listed companies);
➤
The plan is a vehicle for problematic pay practices or a significant pay-for-performance disconnect under certain circumstances;
➤
The plan is excessively dilutive to shareholders' holdings;
➤
The plan contains an evergreen (automatic share replenishment) feature; or
➤
Any other plan features are determined to have a significant negative impact on shareholder interests.

Proposals evaluated under the EPSC policy generally include those to approve or amend (1) stock option plans for employees and/or employees and directors, (2) restricted stock plans for employees and/or employees and directors, and (3) omnibus stock incentive plans for employees and/or employees and directors; amended plans will be further evaluated case-by-case.

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Social and Environmental Issues
Global Approach
Issues covered under the policy include a wide range of topics, including consumer and product safety, environment and energy, labor standards and human rights, workplace and board diversity, and corporate political issues. While a variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal may enhance or protect shareholder value in either the short or long term.
➤
General Recommendation: Generally vote case-by-case, examining primarily whether implementation of the proposal is likely to enhance or protect shareholder value. The following factors will be considered:
➤
If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;
➤
If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;
➤
Whether the proposal's request is unduly burdensome (scope or timeframe) or overly prescriptive;
➤
The company's approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;
➤
Whether there are significant controversies, fines, penalties, or litigation associated with the company's environmental or social practices;
➤
If the proposal requests increased disclosure or greater transparency, whether reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and
➤
If the proposal requests increased disclosure or greater transparency, whether implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.
Say on Climate (SoC) Management Proposals
➤
General Recommendation: Vote case-by-case on management proposals that request shareholders to approve the company’s climate transition action plan19, taking into account the completeness and rigor of the plan. Information that will be considered where available includes the following:
➤
The extent to which the company’s climate related disclosures are in line with TCFD recommendations and meet other market standards;
➤
Disclosure of its operational and supply chain GHG emissions (Scopes 1, 2, and 3);
➤
The completeness and rigor of company’s short-, medium-, and long-term targets for reducing operational and supply chain GHG emissions (Scopes 1, 2, and 3 if relevant);
➤
Whether the company has sought and received third-party approval that its targets are science-based;
➤
Whether the company has made a commitment to be “net zero” for operational and supply chain emissions (Scopes 1, 2, and 3) by 2050;
➤
Whether the company discloses a commitment to report on the implementation of its plan in subsequent years;
➤
Whether the company’s climate data has received third-party assurance;
➤
Disclosure of how the company’s lobbying activities and its capital expenditures align with company strategy;
➤
Whether there are specific industry decarbonization challenges; and
➤
The company’s related commitment, disclosure, and performance compared to its industry peers.

Variations of this request also include climate transition related ambitions, or commitment to reporting on the implementation of a climate plan.

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Say on Climate (SoC) Shareholder Proposals
➤
General Recommendation: Vote case-by-case on shareholder proposals that request the company to disclose a report providing its GHG emissions levels and reduction targets and/or its upcoming/approved climate transition action plan and provide shareholders the opportunity to express approval or disapproval of its GHG emissions reduction plan, taking into account information such as the following:
➤
The completeness and rigor of the company’s climate-related disclosure;
➤
The company’s actual GHG emissions performance;
➤
Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to its GHG emissions; and
➤
Whether the proposal’s request is unduly burdensome (scope or timeframe) or overly prescriptive.
Climate Change/Greenhouse Gas (GHG) Emissions
➤
General Recommendation: Generally vote for resolutions requesting that a company disclose information on the financial, physical, or regulatory risks it faces related to climate change on its operations and investments or on how the company identifies, measures, and manages such risks, considering:
➤
Whether the company already provides current, publicly-available information on the impact that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
➤
The company’s level of disclosure compared to industry peers; and
➤
Whether there are significant controversies, fines, penalties, or litigation associated with the company’s climate change-related performance.
Generally vote for proposals requesting a report on greenhouse gas (GHG) emissions from company operations and/or products and operations, unless:
➤
The company already discloses current, publicly-available information on the impacts that GHG emissions may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
➤
The company's level of disclosure is comparable to that of industry peers; and
➤
There are no significant, controversies, fines, penalties, or litigation associated with the company's GHG emissions.
Vote case-by-case on proposals that call for the adoption of GHG reduction goals from products and operations, taking into account:
➤
Whether the company provides disclosure of year-over-year GHG emissions performance data;
➤
Whether company disclosure lags behind industry peers;
➤
The company's actual GHG emissions performance;
➤
The company's current GHG emission policies, oversight mechanisms, and related initiatives; and
➤
Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to GHG emissions.
Racial Equity and/or Civil Rights Audit Guidelines
➤
General Recommendation: Vote case-by-case on proposals asking a company to conduct an independent racial equity and/or civil rights audit, taking into account:
➤
The company’s established process or framework for addressing racial inequity and discrimination internally;

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Whether the company has issued a public statement related to its racial justice efforts in recent years, or has committed to internal policy review;
➤
Whether the company has engaged with impacted communities, stakeholders, and civil rights experts,
➤
The company’s track record in recent years of racial justice measures and outreach externally;
➤
Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to racial inequity or discrimination; and
➤
Whether the company’s actions are aligned with market norms on civil rights, and racial or ethnic diversity.

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